Exhibit 4.80
                                  ------------

                                 AMENDMENT NO. 5
                           TO SERIES 2000-1 SUPPLEMENT
                           Dated as of August 15, 2002

          This AMENDMENT NO. 5 TO SERIES 2000-1 SUPPLEMENT, dated as of August 15, 2002 (this "Amendment") is between RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), and DEUTSCHE BANK TRUST COMPANY AMERICAS formerly known as Bankers Trust Company, a New York banking corporation (the "Trustee").

                                    RECITALS:

          A. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001, by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002, by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002 and by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002 (the "Supplement").

          B. RCFC, Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), the entities party thereto as Conduit Purchasers ("Conduit Purchasers"), the entities party thereto as Committed Purchasers ("Committed Purchasers"), the entities party thereto as Managing Agents ("Managing Agents"), and the Administrative Agent named therein ("Administrative Agent") entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001, by that certain Amendment No. 2 to Note Purchase Agreement dated as January 31, 2002, by that certain Amendment No. 3 to Note Purchase Agreement dated as of April 16, 2002 and by that certain Addendum to Note Purchase Agreement, dated as of the date hereof (the "Series 2000-1 Note Purchase Agreement").

          C. RCFC and the Trustee wish to amend the Supplement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Supplement.

          a. Paragraph (b) of Article 2 of the Supplement is hereby amended as follows:

               i. The definition of "Committed Purchasers" is hereby amended to read in its entirety as follows:

                    "Committed Purchasers" means,  collectively,  ABN AMRO, Bank
               One, BNS, Deutsche Bank, Dresdner and ING as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

               ii. The definition of "Conduit Purchasers" is hereby amended to read in its entirety as follows:

                    "Conduit Purchasers" means, collectively,  Amsterdam Funding
               Corporation, Beethoven Funding Corporation, Falcon Asset Securitization Corporation, Holland Limited Securitization, Inc. and Liberty Street Funding Corp., and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers.

               iii. The definition of "Federal Funds Rate" is hereby amended in its entirety to read as follows:

                    "Federal  Funds Rate"  means (i) with  respect to any Series
               2000-1 Note, other than the Series 2000-1 Note issued to ABN AMRO for the benefit of the ABN AMRO Ownership Group, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it and
               (ii) with respect to any Series 2000-1 Note issued to ABN AMRO for the benefit of the ABN AMRO Ownership Group, for any day, the greater of (a) the average rate per annum as determined by ABN AMRO at which overnight Federal funds are offered to ABN AMRO for such day by major banks in the interbank market, and (b) if ABN AMRO is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Rate by ABN AMRO shall be conclusive and binding on RCFC except in the case of manifest error.

               iv. The definition of "Managing Agents" is hereby amended in its entirety to read as follows:

                    "Managing Agents" means,  collectively,  ABN AMRO, Bank One,
               BNS, Dresdner and ING, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

               v. The definition of "Ownership Group" is hereby amended in its entirety to read as follows:

                    "Ownership Group" means each of the following groups of Note
               Purchasers:

                         (i) ABN AMRO Bank N.V.("ABN AMRO"), Amsterdam Funding Corporation, and any other Conduit Purchaser administered by ABN AMRO or any of ABN AMRO's Affiliates (the "ABN AMRO Ownership Group").

                         (ii) Bank One, NA ("Bank One"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"), Falcon Asset Securitization Corporation, and any other Conduit Purchaser administered by Bank One or any of Bank One's Affiliates (the "Bank One Ownership Group").

                         (iii) The Bank of Nova Scotia  ("BNS"),  Liberty Street
                    Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                         (iv) Dresdner Bank AG ("Dresdner"), Beethoven Funding Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

                         (v) ING Capital Markets LLC ("ING"), Holland Limited Securitization, Inc., and any other Conduit Purchaser administered by ING or any of ING's Affiliates (the "ING Ownership Group").

                         (vi) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

                    By way of example and for  avoidance  of doubt,  each of the
               ABN AMRO Ownership Group, the Bank One Ownership Group, the BNS Ownership Group, the Dresdner Ownership Group, the ING Ownership and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

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

          b. Section 4A.1 of the Supplement is hereby amended by deleting the amount "$325,000,000" and substituting in replacement thereof the amount "$375,000,000".

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement provided that, as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

          5. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCRODANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as Trustee


                                        By:_____________________________________
                                           Name:
                                           Title:


Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer


By:_____________________________________
   Pamela S. Peck
   Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC., as Servicer


By: ____________________________________
   Pamela S. Peck
   Treasurer

DOLLAR RENT A CAR SYSTEMS, INC., as Servicer


By:_____________________________________
   Michael H. McMahon
   Treasurer

CREDIT SUISSE FIRST BOSTON, as Enhancement Provider


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title:

ABN AMRO BANK N.V., in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title:

BANK ONE, NA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:

THE BANK OF NOVA SCOTIA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:

DRESDNER BANK AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title:

By:_____________________________________
   Name:
   Title:

ING CAPITAL MARKETS LLC, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:_____________________________________
   Name:
   Title: